                              Public Storage, Inc.
          Exhibit 11 - Statement Re: Computation of Earnings Per Share


                                                                                  FOR THE YEAR ENDED DECEMBER 31,
                                                                      -------------------------------------------------------------
                                                                           1997                    1996                    1995
                                                                      ---------------    --------------------      ----------------
                                                                           (amounts in thousands, except per share data)
EARNINGS PER SHARE:

Net income                                                             $178,649                $153,549                 $70,386

Less: Preferred Stock Dividends:
   10% Cumulative Preferred Stock, Series A                              (4,563)                 (4,563)                 (4,563)
   9.20% Cumulative Preferred Stock, Series B                            (5,488)                 (5,488)                 (5,488)
   Adjustable Rate Preferred Stock, Series C                             (2,213)                 (2,212)                 (2,364)
   9.50% Cumulative Preferred Stock, Series D                            (2,850)                 (2,850)                 (2,850)
   10.00% Cumulative Preferred Stock, Series E                           (5,488)                 (5,488)                 (5,030)
   9.75% Cumulative Preferred Stock, Series F                            (5,606)                 (5,606)                 (3,721)
   8-7/8% Cumulative Preferred Stock, Series G                          (15,309)                (15,479)                   (638)
   8.45% Cumulative Preferred Stock, Series H                           (14,259)                (13,348)                      -
   8-5/8% Cumulative Preferred Stock, Series I                           (8,625)                 (1,438)                      -
   8% Cumulative Preferred Stock, Series J                               (4,133)                      -                       -
   8.25% Convertible Preferred Stock                                     (4,531)                 (4,679)                 (4,744)
   Convertible Preferred Stock, Series CC                               (15,328)                 (5,748)                      -
   Mandatory Convertible Participating Preferred Stock                        -                  (1,700)                 (1,726)
                                                                      ---------------    --------------------      ----------------

Net income allocable to common shareholders                          $   90,256              $   84,950              $   39,262
                                                                      ===============    ====================      ================

Weighted average common and common equivalent shares outstanding:

   Basic weighted average common shares outstanding                      98,446                  77,117                  41,039

   Net effect of dilutive stock options - based on treasury
     stock method using average market price                                515                     241                     132
                                                                      ---------------    --------------------      ----------------

   Diluted weighted average common shares outstanding                    98,961                  77,358                  41,171
                                                                      ===============    ====================      ================

Basic earnings per common and common equivalent share                  $  0.92                 $  1.10                 $  0.96
                                                                      ===============    ====================      ================

Diluted earnings per common and common equivalent share                $  0.91                 $  1.10                 $  0.95
                                                                      ===============    ====================      ================

                                   Exhibit-11

                              Public Storage, Inc.
          Exhibit 11 - Statement Re: Computation of Earnings Per Share

                                                                                            FOR THE YEAR ENDED DECEMBER 31,
                                                                                ----------------------------------------------------
                                                                                         1997              1996             1995
                                                                                -------------------  ----------------  -------------
                                                                                     (amounts in thousands, except per share data)

Diluted Earnings Per Share, assuming conversion of anti-dilutive securities
Net income allocable to common shareholders per calculation above                        $90,256          $84,950            $39,262

   Add: Dividends to 8.25% Convertible Preferred Stock                                     4,531            4,679              4,744
   Add: Dividends to Mandatory Convertible Participating Preferred Stock                       -            1,700              1,726
   Add: Dividends to Mandatory Convertible Preferred Stock, Series CC                      1,916            5,748                  -
                                                                                -------------------  ----------------  -------------

Net income allocable to common shareholders for purposes of determining Diluted
   Earnings Per Share, assuming conversion of anti-diluted securities                    $96,703          $97,077            $45,732
                                                                                ===================  ================  =============

Diluted weighed average common shares outstanding                                         98,961           77,358             41,171


    Pro forma weighted average common shares assuming conversion of 8.25%
      Convertible Preferred Stock at date of issuance (July 15, 1994)                      3,705            3,823              3,872

    Pro  forma  weighted  average  common  shares  assuming  conversion  of  the
      Mandatory Convertible Participating Preferred Stock at date of issuance
      (July 1, 1995)                                                                           -              715                785

    Pro  forma  weighted  average  common  shares  assuming  conversion  of  the
      Mandatory Convertible Preferred Stock, Series CC from date of issuance
      (April 1, 1996)until date of conversion (April 1, 1997)                                479            1,548                  -
                                                                                -------------------  ----------------  -------------

Weighed average common shares for purposes of computation of Diluted Earnings
   Per Share, assuming conversion of anti-diluted securities                             103,145           83,444             45,828
                                                                                ===================  ================  =============

Diluted Earnings Per Share, assuming conversion of anti-dilutive securities (1)          $  0.94         $   1.16           $   1.00
                                                                                ===================  ================  =============

(1) Such amounts are anti-dilutive and are not presented in the Company's consolidated financial statements.

     In addition, the Company has 7,000,000 shares of Class B Common Stock which are convertible into shares of the Company's Common Stock subject to the attainment of certain earnings milestone by the Company. As these earnings milestones have not been met, the conversion has not been assumed.

                                  Exhibit-11